UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 7, 2004


                               DOR BIOPHARMA, INC
             (Exact name of registrant as specified in its charter)


       DELAWARE                     1-14778                 41-1505029
       --------                     -------                 ----------
(State or other jurisdiction       (Commission         (IRS Employer
            of incorporation)       File Number)        Identification No.)


1691 MICHIGAN, SUITE 435, MIAMI, FL                              33139
-----------------------------------                            ---------
(Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (305) 534-3383


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

PRIVATE PLACEMENT FINANCING

We have entered into definitive agreements for the sale of securities in a private placement to institutional investors with gross proceeds of $3.25 million. On March 4th, 2004 we issued a press release which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference. Details of this transaction can be found in Exhibits 99.2, 99.3 and 99.4 attached to this Form 8-K and incorporated herein by reference.

PREFERRED STOCK CONVERSION

We have completed the conversion of all of our previously outstanding shares of Series B Preferred Stock into shares of Common Stock. On March 4th, 2004 we issued a press release which is attached to this Form 8-K as Exhibit 99.5 and incorporated herein by reference.

TECHNOLOGY UPDATE

In order to focus development efforts on our lead therapeutic product orBec(R) and our ricin and botulinum biodefense products, we have renegotiated our rights to two platform technologies for drug and vaccine delivery that are not compatible with our current objectives. We have returned the rights to oral polymerized liposome technology for vaccine and protein delivery to the Massachusetts Institute of Technology. We were no longer developing this technology, and by relinquishing our rights to this license, which was obtained in 1997, we will recognize a cost savings because we no longer have to pay annual  license  maintenance  fees  and will not  need to  continue  to  support prosecution of U.S. and European patents. In addition, we have amended our existing agreement with the Southern Research Institute/University of Alabama ("SRI/UAB") for rights to use their patents and technologies for commercialization of microencapsulated vaccines that permit oral delivery of antigenic compounds (vaccines). In February 1998, we licensed from SRI/UAB rights to develop and commercialize orally administered vaccines using SRI/UAB patented technology. This technology had been under development by us as a general vaccine delivery platform, in which we had focused efforts on development of orally administered tetanus and pertussis vaccines. In April 2003 after the inception of our biodefense program, the license agreement was amended to provide us with the rights to nasal delivery of anthrax and ricin antigens. In keeping with our current focus, the SRI/UAB license agreement has again been amended to allow us to keep the nasal rights for the ricin vaccine while returning all other rights. This second amendment significantly alters our obligations under the original license agreement, substantially reducing future annual license maintenance fees and obligations to support the SRI/UAB patent portfolio, and eliminates sponsored research obligations, all of which we expect to result in cost savings of approximately $1.1 million through December 31, 2004. The agreement provides for future licensing of the microencapsulation technology for additional vaccines should we require it to meet our strategic development goals. It should be noted that our botulinum vaccine program does not utilize any of the above mentioned delivery technologies, so it is not affected by these amendments.



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                  Exhibits

                  99.1 Press Release of DOR BioPharma, Inc regarding the Private Placement Financing, dated March 4th, 2004.

                  99.2  Registration Rights Agreement

                  99.3  Form of Subscription Agreement

                  99.4  Form of Warrant

                  99.5 Press Release of DOR BioPharma, Inc regarding the Preferred Stock Conversion, dated March 4th, 2004.


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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DOR BioPharma, Inc.

Date: March 04, 2004                    By: /s/ Ralph Ellison
                                            -------------------------
                                            Ralph Ellison
                                            Chief Executive Officer and
                                            President